Exhibit 10.1

*** Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by an asterisk and has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment. ***

[GRAPHIC]

A

SYSCO Corporation

Master Distribution

Agreement

For

Red Robin Gourmet Burgers

Table of Contents

1.	Appointment of Distiributor		1

2.	Customer Service Provided by SYSCO		2

	2.1	Account Executive	2

	2.2	Item List	2

3.	Delivery Service Provided by SYSCO		2

4.	Information Services Provided by SYSCO		2

	4.1	Usage Reports	2

	4.2	Direct Order Entry	2

	4.3	Third Party Providers	3

5.	Pricing		3

	5.1	Definition of Cost	3

	5.2	Merchandising Services	3

	5.3	Sell Price	4

	5.4	Customer Contract Pricing	5

	5.5	Substitutions	5

	5.6	Adjustment in Margins for Unanticipated Problems	5

6.	Supplier Agreements – Administration and Handling		5

	6.1	Administration and Handling	5

	6.2	Equivalent SYSCO Branded Product	5

	6.3	Administrative Maintenance of Supplier Agreements	6

	6.4	Effectiveness of Additional Supplier Agreements	6

	6.5	Specifically Inventoried Proprietary Product – Effectiveness of Pricing Changes	6

7.	Price Verification		7

8.	Proprietary and Special Order Products		7

	8.1	Definition of Special Order Products	7

	8.2	Definition of Proprietary Products	7

	8.3	Stocking of Proprietary Products	8

	8.4	Proprietary Product and Special Order Products Requirements	8

	8.5	Customer Responsibility for Proprietary Products and Special Order Products	8

9.	Credit		9

	9.1	Net Terms	9

	9.2	Set Off	9

	9.3	Service Charge; Collection Fees	9

	9.4	Applications	10

	9.5	Financial Information	10

	9.6	Delivery Stoppage	10

	9.7	Indemnification Against Franchisee/GPO Member Exclusion	10

10.	Term		11

11.	Termination		11

12.	Arbitration and Waiver of Jury Trial Right		12

	12.1	Arbitration	12

	12.2	Waiver of Jury Trial Right	12

13.	Perishable Agricultural Commodities		12

14.	Miscellaneous		13

	14.1	Assignment	13

	14.2	Entire Agreement	13

	14.3	Amendments	13

	14.4	Notices	13

	14.5	Donations	13

MASTER DISTRIBUTION AGREEMENT

Master Distribution Agreement (this “Agreement”), dated April 20, 2004 between SYSCO CORPORATION for itself and on behalf of those of its operating subsidiaries and/or divisions listed in Schedule 1 (collectively, “SYSCO”) and Red Robin Gourmet Burgers and each entity that owns or operates any of the establishments listed as Customer Locations on Schedule 1 (collectively, “Customer”).

Background

A. SYSCO performs regional and national marketing, freight management, consolidated warehousing, quality assurance and performance-based product marketing for suppliers of products to the foodservice distribution industry;

B. SYSCO performs purchasing, marketing, warehousing, quality assurance, product research and development, transportation and distribution services for foodservice customers directly and through its operating subsidiaries and divisions (collectively, “Operating Companies” and individually, “Operating Company”); and

C. Customer owns, operates, or is a franchiser of, and/or acts as a group purchasing organization for the establishments listed in Schedule 1 (the “Customer Locations”).

D. Customer desires to contract with SYSCO as its primary distributor for foodservice products (i.e., supplying 80% or more of such products) to all of its participating Customer Locations and SYSCO desires to perform these services.

E. This agreement applies exclusively to SYSCO and the above listed Customer, and the Customer Locations, all of which are owned, operated, or franchised by the Customer. In order to be governed by the terms of this Agreement, distribution services to entities that are not owned, operated, or franchised by Customer must he pursuant to the express written consent of SYSCO.

In consideration of the mutual obligations set forth below, the parties agree as follows:

1.	Appointment of Distributor

Customer appoints SYSCO to serve as its primary distributor to the Customer Locations of foodservice products within the product categories described in Schedule 2 (“Products”). By appointing SYSCO its “primary distributor” Customer agrees that each participating Customer Location will purchase not less than 80% of the dollar volume of such Customer Location’s purchase requirements of Products in each Product category.

Products will include SYSCO® brand, national brand and other products stocked by SYSCO. SYSCO® brand products include all products under trademarks or tradenames owned by SYSCO as well as products under trademarks available exclusively to SYSCO® in foodservice distribution channels.

2.	Customer Service Provided by SYSCO

2.1 Account Executive - An account executive and/or a customer service representative will be assigned to service Customer’s account. The account executive and/or customer service representative will maintain contact with Customer Locations, on a mutually agreed basis, to review service requirements.

2.2 Item List - SYSCO, with assistance from Customer, will prepare order guides to be used by the Customer when placing orders.

3.	Delivery Service Provided by SYSCO

Each Operating Company will establish a delivery schedule for each Customer Location within its market area taking into consideration Customer needs and preferences and will use reasonable, good faith efforts to make on-time deliveries.

4.	Information Services Provided By SYSCO

4.1 Usage Reports - SYSCO can provide Customer usage data selected from SYSCO’s standard report or flat file options. Standard data is made available either on hard copy or electronically. The electronic options include EDI ANSI X.12, FTP Server, bulletin board, tape or diskette. Should it become necessary to develop customized reports in lieu of or in addition to the standard SYSCO reports, SYSCO will use reasonable efforts to provide such reports. Customer agrees to pay for any additional costs incurred by SYSCO for the development of any customized reports.

It is SYSCO’s practice to link multiple Customer units to one (1) National Identification Reference (National I.D) for reporting purposes. Individual units may only be linked to one National I.D. and information may be sent to only one (1) entity.

4.2 Direct Order Entry - If Customer desires electronic order entry, SYSCO will provide or an Internet order entry application utilizing a browser. This option will enable the Customer Locations to directly place orders electronically with the servicing Operating Company. Any participating Customer Locations must provide, at their own cost, compatible hardware, Internet and network connections in order to utilize the above software or browser application.

4.3 Third Party Providers – Upon the Customer’s written request, SYSCO will provide to an agent representing a Customer for the purpose of information analysis, order placement or processing, or supplier rebate application (a “Third Party Provider”) purchasing information that is normally made available to the Customer, subject to the below listed conditions: The information will only be made available in one of SYSCO’s standard electronic formats or utilizing EDI ANSI X.12 standards. All information sent by SYSCO to an authorized Third Party Provider is for the sole use of the Customer. Selling, utilizing, or disclosing such information to anyone other than the Customer is prohibited. Prior to providing any such information to any such Third Party Provider, SYSCO requires a Confidentially Agreement be in place with both the Customer and the Third Party Provider. In the event SYSCO incurs additional costs as a result of Third Party Provider requirements, such costs will be charged to either the Customer or the Third Party Provider.

5.	Pricing

5.1 Definition of Cost - The price to Customer for all Products sold under this Agreement (the “Sell Price”) will be calculated on the basis of Cost. Except for contract pricing noted in 5.4, “Cost” is defined as the cost of the Product as shown on the invoice to the delivering Operating Company, plus applicable freight. The invoice used to determine Cost will be the invoice issued to the delivering Operating Company by the supplier or by the merchandising services department or affiliate of SYSCO Corporation. Cost is not reduced by cash discounts for prompt payment available to SYSCO or the Operating Companies.

Applicable freight, in those cases where the invoice cost to the delivering Operating Company is not a delivered cost, means a reasonable freight charge to transport a Product from the Supplier (as defined below) to the Operating Company. Freight charges may include common or contract carrier charges imposed by the Product Supplier or a carrier, or charges billed by Alfmark, SYSCO’s freight management service. Applicable freight for any Product will not exceed the rate charged by nationally recognized carriers operating between the same points, for the same quantity of product, and the same type of freight service.

5.2 Merchandising Services - SYSCO and its affiliates performs value-added services for suppliers of SYSCO® brand and other products over and above procurement activities typically provided. These value-added services include regional and national marketing, freight management, consolidated warehousing, distribution, quality assurance and performance-based product marketing. SYSCO and its affiliates may recover the costs of providing these services and may also be compensated for these services and considers this compensation to be earned income. Receipt of such cost recovery or earned income does not reduce Cost and does not diminish SYSCO’s commitment to provide competitive prices to its customers.

5.3 Sell Price

(a) Calculation of Sell Price - The Sell Price of each Product sold under this Agreement will equal the Cost of such Product divided by 100% minus the percentage margin on sell specified in Schedule 2 for such Product category, less allowances reflected on invoices to the delivering Operating Company which will be passed along as a reduction in the Sell Price.

For Example, a Product with a Cost of $25.00 per case, a margin on sell of 10% and a allowance on the face of the invoice of $.50 per case will have a Sell Price calculated as follows:

Calculate base price from margin	$25.00	=	$25.00	=	$27.78

	(100%-10%)		90%
Less allowance shown the invoice					(.50)

	Sell Price				$27.28

(b) Duration of Sell Price - Costs for all Products are recalculated with the following frequencies:

1) Time of sale pricing – price sensitive products with volatile fluctuations in pricing (e.g. produce and fresh seafood); priced at time of invoicing to the Customer;

2) Weekly pricing – commodity products which reflect declines and advances in Cost on a regular basis, as determined by SYSCO (e.g. most protein products) - will be in effect for seven consecutive days;

3) Monthly pricing fairly stable pricing for extended periods (e.g. most canned products) – will be in effect to coincide with Red Robin’s fiscal monthly calendar.

Variances can occur to the Customer’s invoiced price due to starting and ending dates of Supplier Agreements, as detailed in Section 5 hereof (and the timing of when “Cost” is determined).

(c) Time of Sell Price Calculation - The following schedule will be used to determine when the sell price is calculated:

1) Time of Sale Pricing – day of invoicing;

2) Weekly Pricing – Thursday p.m. of the prior week;

3) Monthly Pricing – 7 days prior to the start of Red Robin’s fiscal monthly calendar.

(d) Effective Date of Sell Price – Weekly pricing will be for 7 consecutive days to be determined by the Operating Company. Monthly pricing will coincide with Red Robin’s monthly fiscal calendar.

(c) Special Assessment Pass-Through – If, pursuant to local or state law, SYSCO is obligated to pay to applicable taxing authorities sales or use taxes, or any business opportunity taxes, levies, or assessments with respect to its sales of Products to Customer (collectively “Special Assessments”), SYSCO shall, to the extent legally permissible, be entitled to recoup from the Customer the amount of such Special Assessments, either through an increase in the margin on sell (or, if applicable, fee per case) or through a line item surcharge.

5.4 Customer Contract Pricing – In the event the Customer negotiates contract pricing directly with a Supplier, such contract cost with such Supplier will be used to calculate the Customer’s Sell Price, regardless of SYSCO’s Cost.

5.5 Substitutions - Should a substitution be necessary, the delivering Operating Company will ship a comparable product at a Sell Price calculated using the same methodology and margin percentage as on the original Product ordered.

5.6 Adjustment in Margins for Unanticipated Problems – If the operating costs of SYSCO or any particular Operating Company are increased as a direct result of a significant regional or national economic problem, excluding fuel cost increases, SYSCO may, with advanced written notice to the Customer, add a surcharge to the Customer’s invoice to compensate for such increased costs.

6.	Supplier Agreements

6.1 Administration and Handling. Customer will provide SYSCO with written evidence of the existence of any contractual agreements it has with any Supplier for the purchase of Products (“Supplier Agreements”), utilizing the SYSCO Supplier Detail Form (Schedule 3). Supplier Agreements include agreements for which the Supplier and Customer have agreed on off-invoice allowances for Customer (“Supplier Off-Invoice Allowances”) or the guaranteed cost Supplier will charge distributor for Product to be resold to Customer (“Supplier Guaranteed Distributor Cost”), both FOB Plant or Delivered to Operating Company. SYSCO will use the Supplier Guaranteed Distributor Cost (of which it has been notified appropriately) as the Cost of such Product when calculating its Sell Price, notwithstanding that the Cost of such Product to SYSCO otherwise varies. SYSCO will provide for a Supplier Off-Invoice Allowance for a Product by deducting such allowance value after the Sell Price of such Product is calculated in accordance with Section 5.3.

6.2 Equivalent SYSCO Branded Product. In the event Supplier is an authorized supplier of SYSCO branded Product which is the equivalent of any Products covered by a Supplier Agreement (the “Equivalent SYSCO Product”), SYSCO may provide such Equivalent

SYSCO Product to Customer under the terms of such Supplier Agreement provided that (i) Customer has approved SYSCO branded Product for purchase, (ii) Supplier agrees that such Supplier Agreement terms can be applied to the equivalent SYSCO branded Product; and (iii) such equivalent SYSCO branded Product is stocked by an Operating Company servicing any Customer Location, All information on SYSCO Branded products must include Manufacturer Product Code number and SUPC number.

6.3 Administrative Maintenance of Supplier Agreements. Customer agrees that SYSCO is not responsible for inaccuracies, errors or omissions made by Supplier in connection with the billing of the pricing and allowances under the Supplier Agreements and that Customer’s sole and exclusive remedy for any such inaccuracies, errors or omissions shall be directly with Supplier. (For example: If the terms and provisions of a New Supplier Agreement are received by January 20th with direction to be effective as of February 1st, the effective dates of such pricing allowances will be March 1st and Customer will look only to Supplier to resolve any issues with respect to such pricing and/or allowances not being effective as of February 1st.)

6.4 Effectiveness of Additional Supplier Agreements. For any Supplier Agreements which are either (i) not listed on Schedule 3 or (ii) the terms of which change from what is listed on Schedule 3 (“New Supplier Agreements”), SYSCO must be notified in writing no later than the tenth (10th) day of any month for the pricing or allowances programs or modification to existing programs to be effective as of the first day of the following month. (Fur example: Written notification of a New Supplier Agreement received on January 20th will not become effective until March 1st.) Furthermore, in the event any documentation regarding the specifics of any New Supplier Agreement is incomplete, while SYSCO will make every reasonable effort to secure such necessary documentation to implement the terms and provisions of such New Supplier Agreement, if such additional documentation is not received by the tenth of any month, the effectiveness of the pricing and allowance terms thereof shall be delayed until the first day of the second month following receipt of such documentation.

6.5 Specifically Inventoried Proprietary Product – Effectiveness of Pricing Changes. For Proprietary Products which are specifically inventoried for Customer pursuant to the terms of a Supplier Agreement, Customer agrees that any changes in the Supplier Guaranteed Distributor Cost will not be effective until such time as SYSCO revalues its inventory of such Proprietary Product in accordance with its normal and customary inventory valuation procedures, unless Supplier allows SYSCO to bill back Supplier for such pricing and allowance modifications on its existing inventory at the time of such changes, in which event the pricing to Customer shall change upon the effective date of the New Supplier Agreement.

7.	Price Verification

Customer will be allowed one (1) annual price verification at each delivering Operating Company for purchases made under this Agreement. The price verification will consist of reviewing computer reports documenting SYSCO’s calculation of the Customer’s invoice price and verification of the participating SYSCO Operating Company’s delivered Cost. If requested, applicable Supplier invoices and accompanying freight invoices will also be made available. Price verification adjustments, if applicable, will be made utilizing the net of undercharges and overcharges to the Customer. The price verification process is subject to the following:

a.	Customer must request a price verification in writing at least twenty (20) business days prior to the suggested date of the price verification. This request must identify the thirty (30) items to be price verified and the period covered;

b.	The date and time of price verification must be to the mutual agreement of both parties;

c.	The price verification will be made at the delivering Operating Company’s location,

d.	Support for the price verification may not be removed from the delivering Operating Company location;

e.	The period for which pricing is to be verified will not begin more than three (3) months prior to the date of the price verification, and will cover only one pricing period.

Due to the extensive time and complexity associated with price verification, SYSCO will not permit computer generated price matching or electronic audits by or on behalf of Customers or any Third Party Provider to be used in lieu of the above price verification procedure.

8.	Proprietary and Special Order Products

8.1 Definition of Special Order Products – Special Order Products are defined as products not inventoried by the SYSCO Operating Company whereby the Customer requests the Operating Company to purchase said products on the Customer’s behalf. Special order products are not brought into inventory as stocked products.

8.2 Definition of Proprietary Products – Proprietary Products are defined as products bearing the customers name or logo or products with a unique formulation which are restricted for sale to one Customer, or national branded products that would otherwise not be inventoried except for the requirements of the Customer. Products that are produced for SYSCO under the Sysco Brand will be considered Proprietary Products when the Customer designates the product must be procured from a specific supplier.

Due to the highly perishable nature of fresh produce, SYSCO will not honor proprietary status on any fresh produce item.

8.3 Stocking of Proprietary Products – Sysco operating companies will stock product deemed necessary by the Customer to conduct their business successfully. However, Customer completely understands that sufficient movement is required to stock proprietary items. Customer also agrees to take responsibility for depleting excess proprietary inventory as well as any proprietary items with no movement in a timely basis.

Sysco operating companies will stock 21 days of inventory on all proprietary items.

8.4 Proprietary Product and Special Order Products Requirements – Proprietary Products and Special Order Products for the Customer must meet the following requirements:

a) Suppliers of Proprietary Products and Special Order Products must provide SYSCO with a satisfactory indemnity agreement and sufficient insurance coverage;

b) Proprietary Products and Special Order Products must have a valid UPC number assigned and a scanable UPC bar code on each sellable unit;

c) SYSCO utilizes several third party warehouses throughout the nation for the purpose of efficiently redistributing products (“Redistribution Warehouses”). Any Products placed into the Redistribution Warehouses must be inventoried on a consigned basis; by either the Supplier or the Customer.

8.5 Customer Responsibility for Proprietary Products and Special Order Products

a) Hold Harmless – In the event any supplier of Proprietary Products or Special Order Products does not provide the required indemnity, Customer will defend, indemnify and hold harmless SYSCO and its employees, officers and directors from all actions, claims and proceedings, and any judgments, damages and expenses resulting therefrom, brought by any person or entity for injury, illness and/or death or for damage to property in either case arising out of the delivery, sale, resale, use or consumption of any such Proprietary Product or Special Order Product, except to the extent such claims are caused by the negligence of SYSCO, its agents or employees.

b) Minimal Movement Requirements – In the event SYSCO, at the request of the Customer, inventories Proprietary Products or Special Order Products (including without limitation, Products featured by Customer for a limited time period) at either any Operating Companies or at any Redistribution Warehouse, and there is no Product movement within 30 days of delivery to such location, Customer agrees to cause such Products to be repurchased and if desired, take possession of all such Product within 14 days following written notification from

SYSCO, 7 days, for Perishable Products. Products repurchased will he at SYSCO’s Cost plus a reasonable transfer and warehouse handling charge not to exceed 10% of the Products Cost. Payment terms for returned product will be the same as established in Section 9.1.

c) Food Safety and Ground Beef – Food safety is of paramount importance to SYSCO, Customer mid the ultimate consumer. To that end, SYSCO has developed a set of stringent standards for the production and packaging of ground beef (the “SYSCO Ground Beef Safety Standards”). In order to adequately protect SYSCO and Customer from potential food safety issues relating to the production and packaging of ground beef and the ultimate consumer, SYSCO shall not be obligated to utilize any Supplier of ground beef which does not meet the SYSCO Ground Beef Safety Standards, whether or not the ground beef supplied by such supplier has been designated by Customer as a Proprietary Product or Special Order Product.

d) Inventory Disposition – In the event of termination or expiration of this Agreement, Customer will purchase, or cause a third party to purchase, all remaining Proprietary Products and Special Order Products in SYSCO’s inventory at SYSCO’s Cost of such Proprietary Products or Special Order Products. In such an event, Customer will purchase or cause to he purchased all perishable Proprietary Products and Special Order Products within seven (7) days of the termination of this Agreement and all frozen and dry Proprietary Products and Special Order Products within fifteen (15) days of the termination of this Agreement, and Customer hereby guarantees payment for such Product purchased by a designated third party.

9.	Credit

9.1 Net Terms - Payment is due within 28 days from the date of the invoice.

SYSCO reserves the right to modify payment terms for Customer or any company or entity which purchases Products under this Agreement as a franchisee or member of a group purchasing organization, in SYSCO’s sole judgment, if any such entity’s financial condition materially deteriorates or SYSCO becomes aware of circumstances that may materially and adversely impact such entity’s ability to meet its financial obligations when due.

Franchisee Customers which are franchisees or members of group purchasing organizations will normally be offered the standard credit terms offered hereunder. However, at the sole discretion of the servicing SYSCO Operating Company and based on the credit worthiness of the individual Customer Location (or the entity which owns or operates such Customer Location), terms other than that stated in this Agreement may be applied.

9.2 Set Off – SYSCO’s rights of set off and recoupment are recognized by Customer and preserved in all respects.

9.3 Service Charge; Collection Fees - If invoices arc not paid when due, a service charge will be assessed to Customer, up to the maximum amount permitted by law. Unpaid invoice balances and service charges due to SYSCO will be deducted from any credits due to Customer. Customer shall pay all costs and expenses (including reasonable attorney’s fees) SYSCO incurs in enforcing its rights under this Agreement including, without limitation, its right to payment for Product sold to Customer.

9.4 Applications - Customer (and each Customer franchisee and member of Customer’s group purchasing organization) will complete, execute and be approved by SYSCO a new account form before this Agreement becomes binding upon SYSCO.

9.5 Financial Information - The continuing creditworthiness of Customer is of central importance to SYSCO. In order to enable SYSCO to monitor Customer’s financial condition and if requested by SYSCO, Customer will supply quarterly and annual financial statements to SYSCO consisting of an income statement, balance sheet and statement of cash flow. SYSCO may request such further financial information from Customer from time to time, sufficient, in SYSCO’s judgment, to enable SYSCO to accurately assess Customer’s financial condition.

9.6 Delivery Stoppage - In the event Customer, or any company or entity which purchases Products under this Agreement as a Customer franchisee or a member of Customer’s group purchasing organization, fails to make payment when due, SYSCO or any participating Operating Company to which such payment is due may immediately cease shipment of any Products to Customer or other participating entity until the outstanding receivable balance is fully within terms.

9.7 Indemnification Against Franchisee/GPO Member Exclusion - If Customer is a franchisor and/or group purchasing organization (“GPO”) and permits distribution under this Agreement to franchisees and/or GPO Members of Customer, and if for any reason Customer (i) directs SYSCO to cease distribution or sales of proprietary items bearing trademarks or trade dress owned by Customer to one or more of such franchisees or GPO members, or (ii) prohibits such terminated franchisees or GPO Member from participating in the purchasing program detailed hereunder, Customer will defend, indemnify and hold SYSCO harmless from and against any and all losses, damages or claims by any terminated franchisees or GPO members which may arise from SYSCO ceasing further sales and/or availability of the purchasing program hereunder to such franchisees or GPO members under this Agreement.

10.	Term

The term of this Agreement will begin on July 1, 2004, and will end at 5:00 p.m. Houston time on June 30,2007.

11.	Termination

This Agreement may be terminated prior to its ending date for the following:

(a) By either party for failure of the other party to comply with any material provision of this Agreement within sixty (60) days of such party’s receipt of written notice describing said failure;

(b) By SYSCO immediately upon written notice to Customer if Customer’s financial position deteriorates materially, determined by SYSCO in its sole judgment; or SYSCO becomes aware of any circumstances that, in SYSCO’s sole judgment, materially impacts Customer’s ability to meet its financial obligation when due;

(c) By SYSCO with respect to any Customer franchisee or a member of Customer’s group purchasing organization, immediately upon written notice to such entity if its financial position deteriorates materially, determined by SYSCO in its sole judgment; or SYSCO becomes aware of any circumstances that, in SYSCO’s sole judgment, materially impacts such entity’s ability to meet its financial obligations when due;

(d) By SYSCO, if Customer (or any Customer franchisee or member of Customer’s group purchasing organization) fails to meet its stated operational representations set out in Schedule 4. The margin schedule submitted is based on the Customer’s operational representations concerning its service needs as stated in Schedule 2 including, but not limited to its anticipated purchase volumes, drop sizes, Product mix, location of Customer Locations, number of deliveries, information services/technology requirements, and number of Proprietary Products and Special Order Products as well as Customer’s compliance with the payment and other obligations specified in this Agreement. If SYSCO determines at any time or times after ninety (90) days from the date of this Agreement that Customer (or any Customer franchisee or member of Customer’s group purchasing organization) requires service which varies materially from the levels contemplated in Customer’s representations made to SYSCO in negotiating this Agreement, SYSCO reserves the right to request an increase on the margin specified. SYSCO shall give written notice to Customer (or any Customer franchisee or member of Customer’s group purchasing organization) of the proposed increase in the margin. If the parties are unable to agree on such an increase within 30 days after the date of the notice of such increase and Customer’s (or any Customer franchisee or member of Customer’s group purchasing organization) service requirements and/or contract compliance continues to vary from that contemplated or required by this Agreement, SYSCO may terminate this Agreement on thirty (30) days written notice to Customer (or any Customer franchisee or member of Customer’s group purchasing organization).

Upon termination, Customer (or any Customer franchisee or member of Customer’s group purchasing organization) agrees to fully comply with all of its obligations under this Agreement, including, without limitation to pay all invoices at the earlier of 1) the time they are due or 2) two weeks from the date of the last shipment to a Customer Location.

12.	Arbitration and Waiver of Jury Trial Right

12.1 Arbitration - All actions, disputes, claims or controversy of any kind now existing or hereafter arising between the parties to this Agreement, including, but not limited to any action, dispute, claim or controversy arising out of this Agreement or the delivery by SYSCO of any Products to Customer (a “Dispute”) shall be resolved by binding arbitration in Houston, in accordance with the Commercial Arbitration Rules of the American Arbitration Association and, to the maximum extent applicable, the Federal Arbitration Act. Arbitrations shall be conducted before one arbitrator mutually agreeable to Customer and SYSCO. If the parties cannot agree on an arbitrator within thirty (30) days after the request for an arbitration, then each party will select an arbitrator and the two arbitrators will select upon a third. judgment of any award rendered by an arbitrator may be entered in any court having jurisdiction. All fees of the arbitrator and other costs and expenses of the arbitration shall be paid by SYSCO and Customer equally unless otherwise awarded by the arbitrator; provided, however, that the non-prevailing party in an arbitration shall pay all reasonable attorneys’ fees and expenses incurred by the prevailing party in connection with the Dispute and the arbitration.

12.2 Waiver of Jury Trial Right - Customer affirmatively waives its right to jury trial with respect to any disputes, claims or controversies of any kind whatsoever; Customer having submitted to arbitration any of such disputes, claims or controversies as set out above.

13.	Perishable Agricultural Commodities

This Agreement may cover sales of “perishable agricultural commodities” as those terms arc defined by federal law. Generally, all fresh and frozen fruits and vegetables which have not been processed beyond cutting, combining, and/or steam blanching are considered perishable agricultural commodities as arc oil blanched french fried potato products. All perishable agricultural commodities sold under this Agreement are sold subject to the statutory trust authorized by Section 5(c) of the Perishable Agricultural Commodities Act, 1930 (7 U.S.C. 499e(c)). The seller of these commodities retains a trust claim over these commodities and all inventories of food or other products derived from these commodities until full payment is received.

14.	Miscellaneous

14.1 Assignment - Neither party may assign this Agreement without the prior written consent of the other party provided that SYSCO may utilize its Operating Companies to perform as indicated in this Agreement. Subject to this limitation, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the parties.

14.2 Entire Agreement - The parties expressly acknowledge that this Agreement contains the entire agreement of the parties with respect to the relationship specified in this Agreement and supersedes any prior arrangements or understandings between the parties with respect to such relationship.

14.3 Amendments - This Agreement may only be amended by a written document signed by each of the parties.

14.4 Notices - Any written notice called for in this Agreement may be given by personal delivery, certified mail, overnight delivery service or confirmed facsimile transmission. Notices given by personal delivery will be effective on delivery; by overnight service on the next business day; by first class mail five business days after mailing; and by facsimile when an answer back confirming receipt by the recipient’s facsimile machine is received. The address of each party is set forth below.

14.5 Donations - Due to the extreme competitiveness of this contract, SYSCO will be unable to offer donations in either free goods, cash, or use of SYSCO owned equipment.

Executed as of the date set forth at the beginning of this Agreement.

SYSCO CORPORATION

20701 E. Currier Road		By:	/s/ Debbie Martin
Walnut, California 91789			Debbie Martin
Attention:	Debbie Martin,		Regional Vice President, Multi Unit Sales
Regional V.P Multi-Unit Sales
Telephone:	(909) 598-7883	Its:	May 5, 2004
Facsimile:	(909) 594-0565

Copy to:

SYSCO Corporation
1390 Enclave Parkway
Houston, Texas 77077-2099
Attention:	Operations Review
Telephone:	(281) 584-1390
Facsimile:	(281) 584-1744
RED ROBIN GOURMET BURGERS

6312 South Fiddlers Green Circle		By:	/s/ Ray Masters
Suite 200N			Ray Masters
Greenwood Village, CO 80111			Vice President of Purchasing
Attention:	Ray Masters
	V.P. of Purchasing	Its:
Telephone:	(303) 846-6029
Facsimile:	(303) 846-6044

MASTER DISTRIBUTION AGREEMENT

Schedule Index

Schedule 1	Operating Companies and Participating Customer Locations as of Contract Date

Schedule 2	Customer Margin Schedule

Schedule 3	SYSCO Supplier Detail Form

Schedule 4	Customer Representations

Schedule 5	Customer Incentive Programs

SCHEDULE 1

TO

MASTER DISTRIBUTION AGREEMENT

Operating Companies and Participating Customer Locations

as of Contract Date

Red Robin Gourmet Burgers 2004 Listing

	Rest	Name	Address	City	ST	ZIP	Telephone	FAX	OWNER	NEW REST. OPENING	DATE
SYSCO Albany 25 One Liebich Lane Halfmoon, NY 12065 (618) 877-3200	174	Manchester	360 Buckland Hills Drive	Manchester	CT	06040			Round Robin	*	03/06/04
	318			Clifton Park	NY				Swan Concepts	*	05/03/04
	434	Middletown	Crystal Run Crossing	Middletown	NY				Deer Woods	*	06/07/04
	NA			Latham	NY				Swan Concepts	*	09/01/04
	NA			Enfield	CT				Round Robin	*	09/05/04
		Distributor to be determined

SYSCO Albuquerque 66 601 Comanche Northest Albuquerque NM 87107 (505) 761-1200	222	Cottonwood Mall	10009 Coors Blvd	Albuquerque	NM	67114	505-899-2802	505-699-1647	Mach Robin
	225	Century Rio	5531 Office Blvd NE	Albuquerque	NM	67114	505-345-9115	505-345-3603	Mach Robin

SYSCO Arizona 49 611 South 80th Avenue Tolleson, AZ 85353 (623) 936-9920	067	Prescott	3055 Gateway Blvd	Prescott	AZ	66303	928-445-4677	928-445-7969	Company
	080	Arrowhead	16233 N83rd Avenue	Peoria	AZ	85382	623-334-4500	623-334-1363	Company
	084	Chandler Gateway	3420 Chandler Blvd	W Chandler	AZ	85226	480-814-7766	480-814-0035	Company
	115	Pima/Shea	8970 East Shea Blvd	Scottsdale	AZ	85250	480-861-7114	480-861-7466	Company
	358	Stapley Mkt. Pl	1636 South Stapley Drive	Mesa	AZ	85204	480-892-7526	480-892-0713	Company
	301	Tucson	4500 N. Oracle Road	Tucson	AZ	85705	520-292-0588	520-888-8602	Tucson Robinhood, Inc.
	303	Tempe	1975 W. Elliott	Tempe	AZ	85284	602-740-9900	502-940-9275	Tucson Robinhood, Inc.
	309	Lake Havasu	70 Swanson Blvd	Lake Havasu City	AZ	86403	520-855-8555	520-855-5455	Arizona Food Line, Inc.
	125	Gateway Pavillions	10240 W McDowell Road	Avendale	AZ	85323			Company	*	03/08/04
	122	Scottsdale 101	7000 E Mayo Blvd # 3	Phoenix	AZ	85054	480-513-4220	480-513-4227	Company	*	03/08/04
	417	Supers lit on Springs	6632 E Superstition Springs Blvd	Superstition Springs	AZ	85206			Company	*	07/12/04

SYSCO Baraboo 18 910 South Boulevard Baraboo, WI 53913-2793 (606) 356-8711	396	Moncha	6522 Monona Road	Monona	Wl	53716	608-223-1390	608-233-1391	Dane County Robins
	397	Appleton	N109 Stoneybrook	Appleton	Wl	54915	920-733-8750	920-733-6950	Dane County Robins
	630	Eagan	1230 Town Centre Dr	Eagan	MN	55122	651-365-8600	551-365-8700	Dane County Robins
	631	Apple Valley	15560 Cedar Ave	Apple Valley	MN	55124	952-997-8250	952-431-3479	Dane County Robins
	640	Plymouth	2669 Campus Drive	Plymouth	MN	55441	763-559-7576		Dane County Robins
	398	Janesville	2430 Humes Road	Janesville	WI	53446			Dane County Robins	*	03/15/04
	NA			Shoreview	MN				Dane County Robins	*	08/23/04
	NA			Green Bay	WI				Dane County Robins	*	09/15/04
	NA	East Towne		Madison	WI				Dane County Robins	*	09/27/04

SYSCO Central CA & 136 Marlposa Road Modesto, CA 95354 (209) 527-7700	49	Creekside Tn Ctr	1208 Galleria, Suite # 170	Roseville	CA	95678	916-780-1798	916-780-1525	Company
	70	Redding	1035 Dana Drive	Redding	CA	96093	530-222-5999	530-222-8161	Company
	78	Yuba City	1200 Colusa Ave	Yuba City	CA	95991	530-751-1012	530-751-1121	Company
	_2	Folsum	1011 Riley Street	Folsum	CA	95630	916-983-1773	916-983-1373	Company
	90	Citrus Heights	7990 Greenback Lane, Unit J	Citrus Heights	CA	95610	916-726-7792	916-726-7770	Company
	354	Solana Mall	1350 Travis Blvd, Suite 1532-A	Fairfield	CA	94533	707-429-_003	707-429-4525	Company
	191	New Park Mall	1031 New Park Mall	Newark	CA	94580	510-791-2844	510-791-3388	Company
	192	Sun Valley Mall	404-A Sun Valley Mall	Concord	CA	94520	510-571-9315	510-571-0769	Company
	193	San Bruno	1274 El Camino Real	San Bruno	CA	94066	415-588-4500	415-588-4984	Company
	194	Eastridge	398 Eastridge Mall A-10	San Jose	CA	95122	406-223-1000	408-223-1013	Company
	195	Pleasanton	4503 Rosewood Drive	Pleasanton	CA	94588	925-225-1755	925-224-8033	Company
	196	San Mateo	2204 Bridgepointe Pkwy	San Mateo	CA	94402	650-571-5500	650-570-2854	Company
	102	Santa Clara	3906 Rivermark Plaza	Santa Clara	CA	95054	406-855-0630		Company
	237	Coalinga	Interstate 5 & 198	Coalinga	CA	93210	209-935-2096	209-935-5156	Top Robin Ventures, Inc.
	239	Clovis	950 Shaw Ave	Clovis	CA	93612	559-299-4500	559-299-3467	Top Robin Ventures, Inc.
	240	Manchester Center	1901 E. Shields # 110	Fresno	CA	92736	209-222-4500	208-222-4633	Top Robin Ventures, Inc.
	244	Bakersfield	2701 Ming Ave #Q15	Bakersfield	CA	93304	805-398-9794	805-398-3136	Top Robin Ventures, Inc.
	245	Visalia	2015 S. Mooney Blvd #505	Visalia	CA	93277	209-740-4060	209-740-4067	Top Robin Ventures, Inc.
	401	Reno	4000 Kietzke Lane	Reno	NV	89502	702-825-7246	702-825-6827	Mach Robin
	249	Universal Park	7675 Norris Blackstone Ave	Fresno	CA	93720	559-436-4200		Top Robin Ventures, Inc.
	396	Turlock	2901 Monte Vista Drive	Turlock	CA	95380			Company	*	06/21/04

Red Robin Gourmet Burgers 2004 Listing

	Rest	Name	Address	City	ST	ZIP	Telephone	FAX	OWNER	NEW REST. OPENING	DATE
SYSCO Charlotte 84 4500 Corporate Drive N.W. Concord, NC 28027 (704) 786-4500	124	Wilmington	906 International Drive	Wilmington	NC	28405	910-256-2677	910-256-0331	Company	*	03/22/04
	306	Alexander Place	7860 Alexander Promenade	Raleigh	NC	27617			Company	*	08/02/04

SYSCO Chicago 24 250 Weiboldt Drive Des Plaines, IL 80016-3192 (847) 699-5400	224	Woodfield Mall	120 K Woodfield Mall	Schaumburg	IL	60173	847-517-4478	847-517-4481	Mach Robin LLC
	226	Cantera	28260 Diehl Road	Warrenville	IL	60556	630-636-6870	630-836-8871	Mach Robin LLC
	228	Wheaton	51 Town Square	Wheaton	IL	60187	630-784-9055	630-784-)057	Mach Robin LLC
	344	Linconshire	296 Parkway Drive	Linconshire	IL	60069	847-520-4747	847-520-9797	Mach Robin LLC
	218	Algonquin	441 S Randall Road	Algonquin	IL	60102	847-458-6655	847-458-6570	Mach Robin LLC
	648	Schereville	1420 Suazeo Drive	Schereville	IN	46373			Red’s Nest, Inc.	*	02/23/04
SYSCO Cleveland 15 22801 Aurora Road Bedford Heights, OH 44146 (216) 587-1275	431	Easton Market	3977 Morse Crossing	Columbus	OH	43219	614-475-5200	614-475-6159	Company
	104	North Olmstead	4949 Great Northern Blvd	North Olmstead	OH	44070	216-734-6070	206-734-6579	Company
	604	Wilougby	36585 Euclid Avenue	Wilougby	OH	44094	440-502-9766	440-602-9763	Company
	601	Canton	6522 Strip Avenue NW	Canton	OH	44720	330-305-1080	330-305-1781	Company
	352	Glenbrook	4201 Cold Water Creek	Ft. Wayne	IN	46805	219-484-9883	219-373-2886	Company
	97	Milford	45 Rivers Edge Dr	Milford	OH	45150	513-965-0500	513-965-0800	Company
	98	Avon	35858 Detroit Road	Avon	OH	44011	440-937-0260	440-937-0263	Company
	121	Westchester	9434 Civic Center Blvd	Westchester	OH	45069	513-759-6532	513-759-6920	Company
	198	Beaver Creek	2671 Fairfield Commons	Beaver Creek	OH	45431	937-320-9800	937-320-1837	Company	*	03/15/04
	234	Rome	1865 Hillard Rome Road	Rome/Hillard	OH	43026			Company	*	07/05/04
	199	Chargrin Highlands	4009 Orange Place	Orange Village	OH	44022			Company	*	09/20/04
Nobel/SYSCO Denver 59 1101 West 48th Avenue Denver, CO 80221 (303) 458-4000	15	Broadmoor	2230 Southgate Rd	Colorado Springs	CO	80906	719-447-8810	719-447-8511	Company
	20	Flatirons	1 West Flatirons Circle #504	Broomfield	CO	80021	303-464-0451	303-410-7073	Company
	48	Crown Point	9130 Crown Crest Blvd	Parker	CO	80138	303-840-1200	303-840-7905	Company
	203	Lakewood	3333 S Wadsworth #8	Lakewood	CO	80227	303-989-8448	303-960-8094	Company
	204	Arvada	7460 W. 52nd Ave	Arvada	CO	80002	303-431-6330	303-431-6544	Company
	205	Citadel	3680 Citadel Drive N.	Colorado Springs	CO	80919	719-597-2473	719-597-2773	Company
	206	Arapahoe	8585 E. Arapahoe Road	Englewood	CO	80111	303-771-3350	303-771-2117	Company
	207	Chapel Hills	1410 Jamboree Drive	Colorado Springs	CO	80919	719-597-2473	719-598-2156	Company
	208	Havana	1491 South Havana	Aurora	CO	80012	303-671-7055	303-671-8331	Company
	209	Fort Collins	701 E. Harmony Road	Fort Collins	CO	60252	970-223-0111	970-223-4755	Company
	210	Bowles	7708 West Long Drive	Littleton	CO	80123	303-904-2055	303-904-2867	Company
	211	Highlands	63 West Centennial Blvd	Highlands Ranch	CO	80126	303-470-7480	303-470-6863	Company
	212	Park Meadows	8355 So. Park Meadows Dr.	Littleton	CO	80124	303-792-7373	303-792-7358	Company
	218	Boulder	2590 Arapahoe Ave	Boulder	CO	80302	303-442-0320	303-442-2591	Company
	62	Powers	3770 Bloomington Street	Colorado Springs	CO	80922	719-622-8157	719-622-8160	Company
	118	Grand Junction	2530 Rimrock Avenue	Grand Junction	CO	81505	970-242-4101		Company
	96	Castle Rock	46 E Allen Street	Castle Rock	CO	80108	303-686-7676	303-688-7688	Company
	68	Longmont	2331 Clover Basin Drive	Longmont	CO	80501	720-652-9229	720-652-9286	Company	*	03/08/04
	219	Greeley	4514 Centerplace Drive	Greeley	CO	80634			Company	*	04/05/04
SYSCO Idaho 40 5710 Pan Am Avenue Boise, ID 83705 (208) 345-9500	202	Park Center	211 W. Parkcenter Blvd	Boise	ID	83705	208-344-7472	208-344-9687	Mach Robin
	220	Westpark	267 N. Milwaukee	Boise	ID	83704	208-323-0023	208-323-1367	Mach Robin
	221	Nampa	2222 Cassia Rd	Nampa	ID	83686	208-463-8300	208-463-0289	Mach Robin

SVSCO Lankford 10 33238 Costen Road Pocomoke, MD 21851-0477 (410) 957-1241	23	Dulles	21045 Dulles Town Center	Sterling	VA	21066	703-421-0038	703-421-0508	Company
	28	Annapolis	2001 Annapolis Mall #201	Annapolis	MD	21401	410-573-1155	410-473-0280	Company
	29	Lake Forest	701 Russell Ave. F241	Gaithersburg	MD	20877	240-631-8777	240-631-8780	Company
	75	Columbia Crossing	8640 Snowden River Pkwy	Columbia	MD	21045	410-312-0214	410-312-0217	Company
	103	Fairlakes	13056 Fair Lakes Shop Ctr	Fairfax	VA	22033	703-502-0334	703-502-8934	Company

Red Robin Gourmet Burgers 2004 Listing

	Rest	Name	Address	City	ST	ZIP	Telephone	FAX	OWNER	NEW REST. OPENING	DATE
Lankford Cont.	105	Oxford Valley	510 Middletown Blvd	Langhome	PA	19047	215-752-1000	215-752-1047	Company
	116	Potomac Mills	14090 Worth Avenue	Woodbridge	VA	22192	703-492-6900	703-492-6116	Company
	144	Owings Mills	4 Restaurant Park Drive	Owings Mills	MD	21117	443-394-0993	443-394-6710	Company
	153	Glen Allen	10067 Brock Rd	Glen Allen	VA	23069	804-261-2222	804-261-2491	Company
	156	Germantown	2001 Century Blvd	Germantown	MD	20874	301-528-0085	301-528-4096	Company
	157	Charlottesville	1533 Rio Rd East	Charlottesville	VA	22901	804-365-9523	804-965-1574	Company
	099	Short Pump	11784 W Broad Street	Richmond	VA	23233	804-364-6375		Company
	370	Clifton	265 Route 3	Clifton	NJ	07012			UBA Enterprises
	656	People Plaza	2495 Pulaksi Highway	Newark	DE	19702			Colby Enterprises
	656	Hamilton Market Place		Trenton	NJ				Colby Enterprises	*	09/20/04
	NA	Randolph		Randolph	NJ				Colby Enterprises	*	19/09/04
	428	Chesapeake	Chesapeake Square Ring Road	Chesapeake	VA	23321			Company		07/19/04
	360	Chantilly	14450 Chantilly Crossing Land	Chantilly	VA	20151			Company	*	07/26/04
	393	Red Mills Commons		Red Mills Common	VA				Company	*	06/23/04
	120	Waldorf	11645 Berry Road	Waldorf	MD				Company	*	08/30/04
	NA			Towson	MD				Company	*	09/06/04
SYSCO Las Vegas 17 6201 E Centeonial Pkwy Las Vegas, NV 69115 (_23) _3_-992_	148	Sahara	2575 S Dacatur Blvd	Las Vegas	NV	89102	702-364-1858	702-367-1941	Company
	152	Sunset Galleria	1300 W Sunset Rd #2545	Henderson	NV	89014	702-547-1777	702-547-2253	Company
	094	Centaria Ann	7860 W Tropical Parkway	Las Vegas	NV	89149	702-556-0095	702-656-0601	Company

SYSCO Los Angeles 45 20701 E. Currier Road Walnut, CA 91789 (909) 595-9595	21	Santa Ana	1307 W. Sunflower	Santa Ana	CA	92704	714-132-1111	714-732-0141	Company
	24	Galleria	1815 Hawthome Blvd	Redondo Beach	CA	90278	310-542-2483	310-214-2987	Company
	39	Cerritos	360 Cerritos	Los Cerritos	CA	90701	562-402-7333	562-402-7977	Company
	45	Orange	1500 East Village Way Suite 219	Orange	CA	92865	714-974-9888	714-974-3719	Company
	46	San Dimas	585 W. Arrow Highway	San Dimas	CA	91773	909-592-7009	909-592-1568	Company
	47	Brea	1080 Brea Mall	Brea	CA	92621	714-529-6766	714-529-6574	Company
	53	Tustin	3015 El Camino Real	Tustin	CA	92680	714-544-2060	714-544-3125	Company
	56	La Habra	1631 W. Imperial Hwy	La Habra	CA	90633	582-694-1685	562-697-6029	Company
	58	Stanton	12697 Beach Blvd	Stanton	CA	90680	714-373-8567	714-890-1767	Company
	69	Irvine Spectrum	83 Fortune Drive #201	Invine	CA	92616	949-727-0113	949-727-0114	Company
	71	Victorville	12409 Mariposa	Victorville	CA	92393	760-955-6555	760-955-6560	Company
	89	Corona	419 McKinley Street	Corona	CA	92879	909-737-1130	909-737-7715	Company
	146	Garden Grove	12007 Harbor Blvd	Corona	CA	91719	909-737-1130	909-737-7715	Company
	160	West Covina	428 Plaza Drive	West Covins	CA	91790	626-814-3318	626-814-3369	Company
	93	Chino	3903 Grand Ave	Chino	CA	91710	909-591-7909	909-591-0599	Company
	63	Fashion Island	987 Newport Center Dr	Newport Beach	CA	92660	949-759-0227	949-759-0207	Company
	420	La Mirada	14299 Firestone Blvd.	La Mirada	CA	90638	714-738-8500	714-523-9886	La Mirada Restaurant Group
	NA	Rancho Cucamonga		Rancho Cucamonga	CA				Company	*	09/20/04
	NA			Brentwood	CA				Company	*	11/08/04

SYSCO Pegler 81 1700 Center Park Road Lincoln, NE 68512 (402) 423-1031	88	Grayhawk	14455 W. Maple Road	Omaha	NE	68116	402-493-6223	402-493-8253	Company
	91	Western Springs	2627 S. 180th Street	Western Springs	NE	68130	402-330-0600	402-330-0601	Company
	117	South Ridge	2707 Pine Lake Road	Lincoln	NE	68516	402-421-8600	402-421-8648	Company

SYSCO OK 28 350 West Tecumeh Road Norman, OK 73089 (405) 717-2700	95	Riverside	9810 S. Delaware Avenue	Tulsa	OK	74137			Company
	123	Broken Arrow		Broken Arrow	OK	74012	918-254-4756	918-254-4767	Company
	392	Fayetteville	695 West Van Asche Drive	Fayetteville	AR	72703			Company	*	06/21/04
	NA			Rogers	AR					*	09/06/04

Red Robin Gourmet Burgers 2004 Listing

	Rest	Name	Address	City	ST	ZIP	Telephone	FAX	OWNER	NEW REST. OPENING	DATE
SYSCO Portland 52 26250 SW Pkwy Center Drive Wilsonville OR 97070 (503) 682-8700	11	University	3272 Furhman Ave East	Seattle	WA	98102	206-323-0918	206-325-8208	Company
	12	Northgate	56 Northgate Mall # 430	Seattle	WA	98125	206-365-0933	206-361-9513	Company
	17	Alderwood	18410 33rd Ace	Lynnwood	WA	98036	425-771-6492	425-775-0368	Company
	18	Redmond/Overlake	2390 148th Ave NE	Redmond	WA	98052	425-641-3810	425-643-3726	Company
	25	Wehatche	1306 N Miller Avenue	Wenatche	WA	98801	509-662-0110	509-662-0626	Company
	41	Beaverton	4105 SW 117th Ste F	Beaverton	OR	97005	503-841-3784	503-626-1899	Company
	43	Clackamas	12530 SE 93rd St	Clackamas	OR	97015	503-659-1048	503-659-0994	Company
	44	Everett	1305 SE Everett Mall Way	Everett	WA	98208	425-355-7330	425-355-5899	Company
	51	Salem	3760 Center St NE	Salem	OR	97301	503-362-9666	503-581-5009	Company
	55	Eugene	1221 Executive Parkway	Eugene	OR	97401	541-484-9518	541-484-9588	Company
	72	Spokane	9904 N Newport Hwy	Spokane	WA	98216	509-457-3382	509-467-3426	Company
	77	Tigard	10100 SW Washington Sq Rd	Tigard	OR	97223	503-624-3955	503-639-3135	Company
	81	Hillsboro	2405 SE Tualatin Valley	Hillsboro	OR	97123	503-648-1515	503-_81-0349	Company
	83	Bellevue	11021 NE 8th Street	Bellevue	WA	98004	425-453-9522	425-453-9820	Company
	87	Tanasbourne	2660 NW 185th Ave	Hillsboro	OR	97124	503-690-9061	503-531-9551	Company
	92	Lloyd Center	1139 NE Grand Avenue	Portland	OR	97232	503-231-9223	503-231-9254	Company
	100	Pier 55	1101 Alaskan Way	Seattle	WA	98101	206-623-1942	206-457-7964	Company
	108	Issaquah	1085 Lake Drive	Issaquah	WA	98027	425-313-0950	425-313-0970	Company
	133	Woodinville	18029 Garden Way NE	Woodinville	WA	98072	425-488-6300	425-481-6022	Company
	134	Redmond TC	7597 170th Ave NE	Redmond	WA	98052	425-895-1870	425-376-9665	Company
	135	Spokane Valley	14736 E.Indiana Ave.	Spokane	WA	99220	509-921-1634	509-921-1695	Company
	142	Wilsonville	8403 Main Street	Wilsonville	OR	97070	503-682-0175	503-682-3495	Company
	145	Mall 205	9880 SE Washington Street	Portland	WA	97216	503-257-2900	503-257-2930	Company
	147	Factoria	3909 Factoria Blvd SE	Bellevue	WA	98036	425-641-3989	425-841-3985	Company
	151	Spokane	725 W Main	Spokane	WA	99201	509-838-5260	509-838-5125	Company
	230	Yakima	2706 W. Nob Hill Road	Yakima	WA	98932	509-575-1575	509-575-0993	Company
	231	Kennewick	1021 N Columbia Ctr Blvd	Kennewick	WA	99336	509-736-6008	509-736-6018	Company
	351	Gresham	789 NW Division Street	Gresham	OR	97030	503-665-3423	503-565-8904	Company

SYSCO San Antonio 13 5711 FM 78 San Antonio, TX 78244-1005 (210) 661-4581	114	Grapevine	1701 William D. Tale Ave	Grapevine	TX	76051	617-481-6335	817-251-1524	2RT, LC
	502	Hurst	1350 N East Mall Blvd	Hurst	TX	76053	617-590-0696	817-590-0693	2RT, LC
	504	Houston	7620 Katy Freeway #465	Houston	TX	77024	713-476-4096	713-956-8454	2RT, LC
	302	Forum	8227 Agora Parkway	Selma	TX	78154	210-659-9229	210-659-5788	Centex
	508	West Chase	10465 Richmond Avenue	Houston	TX	77042	713-564-5802		2RT, LC
	632	Cedar Hill	225 N Hwy 67	Cedar Hill	TX	75104	494-272-3636		Mandes
	642	Pharr	409 S Jackson Road	Pharr	TX	78577			Restaurant Robin	*	03/22/04
	363	Northwoods		San Antonia	TX				Centex	*	04/26/04
	NA	Sunset Valley		Austin	TX				Centex	*	06/15/04
	NA	N Garland		N Garland	TX				Mandes	*	07/19/04
	NA	McAllen		McAllen	TX				Mandes	*	09/20/04

SYSCO San Diego 36 12180 Kirkham Road Poway, CA 92064 (858) 513-7300	31	Encinitas	294 North El Camino Real	Encinitas	CA	92024	760-436-4488	760-436-5714	Company
	33	Escondido	200 East Via Rancho Pky	Escondido	CA	92025	760-747-7112	760-747-0132	Company
	34	San Diego	4573 La Jolla Village Drive G12	San Diego	CA	92122	858-202-1651	858-208-1652	Company
	68	Del Mar	12865 El Camino Real	San Diego	CA	92130	519-793-0445	619-793-7779	Company
	65	Moreno Valley	12625 Freederick #M	Moreno Valley	CA	92553	909-553-7975	909-653-6401	Company
	158	Temecula	40820 Winchester Rd #1070	Temecula	CA	92591	909-296-1667	909-295-1669	Company
	243	La Ouinta	78-722 Highway 11	La Ouinta	CA	92253	619-777-1111	619-564-1554	Top Robin Ventures, Inc.
	NA	Monterey Marketplace		Rancho Mirage	CA				Top Robin Ventures, Inc.	*	06/14/04

SYSCO St. Louis 64 3850 Mueller Rd St. Charles MO 63301-8042 (636) 940-9230	615	Chesterfield Commons	7306 Chesterfield Airport Rd	Chesterfield	MO	63005	636-733-0065	635-535-9908	Company
	61_	Fenton	130 Gravois Bluffs Circle	Fenton	MO	63026	636-305-9440	636-305-0054	Company
	73	Mid Rivers	317 Mid Rivers Mall Drive	St. Peters	MO	63376	636-279-6622	636-279-6625	Company
	29_	Des Peres	13001 Manchester Road	Des Peres	MO	63131			Company	*	10/04/04

Red Robin Gourmet Burgers 2004 Listing

	Rest	Name	Address	City	ST	ZIP	Telephone	FAX	OWNER	NEW REST. OPENING	DATE
SYSCO Ventura 3100 Sturgls Road Oxnard, CA 93030 (877) 205-9800	235	Calabasas	24005 Calabasas Rd	Calabasas	CA	91302	818-223-8112	818-223-8511	Top Robin Ventures, Inc.
	241	Palmdale	1233 West Ave,P. #30l	Palmdale	CA	93551	805-274-1773	850-274-2073	Top Robin Ventures, Inc.
	23_	Santa Barbara	3825 State Street	Santa Barbara	CA	93105	805-687-4000	805-682-4586	Top Robin Ventures, Inc.
	247	Santa Maria	101 Town Center East	Santa Maria	CA	93454	805-614-6124	805-614-4726	Top Robin Ventures, Inc.
	24_	Ventura	3301-1 East Main Street #1511	Ventura	CA	93003	805-842-1959	805-642-2975	Top Robin Ventures, Inc.
	2__	Topanga	6600 Topanga Cyn #49H	Canoga Park	CA	91303	818-883-1030	818-883-0054	Top Robin Ventures, Inc.
	242	Glendale	1187 Glendale Galleria	Glendale	CA	91210	818-551-0191	818-651-0195	Top Robin Ventures, Inc.
	24_	Valencia	24204 Valencia Blvd #1351	Valencia	CA	91355	805-260-2411	805-260-2414	Top Robin Ventures, Inc.
	NA	Santa Clarita	24201 W.Valencia Blvd.	Santa Clarita	CA	91355				*

SCHEDULE 2

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MASTER DISTRIBUTION AGREEMENT

CUSTOMER MARGIN

	Product Category	Margin Effective		Margin Effective
		7/01/04 – 6/30/05		7/01/05 – 6/30/07

1.	Healthcare	*	**	*	**

2.	*Dairy Products	*	**	*	**

	Exception: Cheddar Cheese	*	**	*	**

	All other Cheeses	*	**	*	**

3.	Meats	*	**	*	**

	Exception: Hamburger	*	**	*	**

4.	Seafood (fresh & frozen)	*	**	*	**

5.	Poultry (CVP & frozen)	*	**	*	**

6.	Frozen/Refrigerated Foods	*	**	*	**

	Exception: Fries 30# Case	*	**	*	**

	36# Case	*	**	*	**

7.	Canned & Dry	*	**	*	**

	Exception: Coke/Pepsi Products	*	**	*	**

	Dr. Pepper/7-UP	*	**	*	**

8.	Paper & Disposables	*	**	*	**

9.	Chemical/Janitorial (supplies & cleaning)	*	**	*	**

	Exception: Ecolab	*	**	*	**

10.	Supplies & Equipment	*	**	*	**

11.	Dispenser Beverage	*	**	*	**

12.	Produce	*	**	*	**

*	Exception – The states which are regulated by the State Dairy Commission. The items regulated by the state of California are: Fluid Milk (White and Chocolate), Manufacturing Cream, Whipping Cream, Buttermilk, Sour Cream and Cottage Cheese.

SCHEDULE 3

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MASTER DISTRIBUTION AGREEMENT

Customer Negotiated Supplier Agreements

Details and Parameters

The supplier’s verification and authorization of details noted on the attached form, signed by both customer and supplier, will allow SYSCO to qualify and promptly implement negotiated programs between the customer and supplier. SYSCO will gladly accept a supplier written contract as authorization, asking only that the pertinent information detailed on the attached form is included. Please utilize the form as needed to clarify details not specifically addressed in a written contract.

Please return the form along with a copy of the contract by the 10th of the month prior to the effective date of monthly pricing (or 20 days before the customer’s non-standard calendar effective date). After review for completeness, agreement information will be made available to the operating companies. Contracts received by SYSCO after the cut-off date that lack pertinent information as requested on the Customer Negotiated Supplier Agreement Form, and/or that are without complete SUPC information will not be implemented by SYSCO until one month later. The supplier will have sole responsibility to the customer for any discounts due during the implementation period. SYSCO operating companies will not perform retro processing procedures for agreements received after the cut off.

This form can be e-mailed as a Word.doc for convenience in setting up and maintaining negotiated programs between the customer and supplier.

SYSCO CORPORATION

Customer Negotiated Supplier Agreement Form

Customer Name	Customer Contact

Supplier Name	Supplier Contact

Supplier Contact Phone	Supplier Contact Fax

Supplier Contact Email Address

Customer Eligibility Definition (Customer and Affiliates)

Pricing will be extended only to the customer denoted above unless denoted below.

Other affiliated customers to include...

Effective Dates (MUST use full calendar months, i.e. 1-31, or customer defined fiscal calendar)

Begin Date:	End Date:

Agreement Definition for Customer/Supplier Negotiated Program (please check one)

Guaranteed: FOB cost              or Delivered cost              to SYSCO, or Allowance amount per case/lb             .

SYSCO Operating Company Inclusion

ALL servicing this customer (YES is required for National Pricing eligibility) (YES or NO)

Brand Eligibility Definition

Manufacturer Brand	(YES or NO)
SYSCO Brand	(YES or NO)	Must be verified by SYSCO with customer prior to implementation.

Item Inclusion and Data Definition

For guaranteed cost programs, please define only the net customer cost to the SYSCO operating companies. This will be the base cost on which the SYSCO contracted customer margin will be applied. (If your contract is FOB, this cost plus freight will be the base cost.)

•	Please refrain from quoting a billback amount.

•	Please refrain from quoting the SYSCO list or bracket price. (Customer contract pricing should not be contingent on SYSCO operating company purchase patterns.)

•	Please refrain from calculating end-user invoice price. Margin, fee, and rounding errors may occur.

Cost Differential Bill Back Definition

Submit Bill Back to local broker. (YES or NO)             (If NO, please complete the following)

Submit Bill Back to Supplier at ...

Supplier Name
Address
City, State, Zip
Attn:

Supplier Authorization by	Date
Customer Authorization by	Date

Item Inclusion List

Customer Name	Supplier Name

Agreement Definition for Customer/Supplier Negotiated Program (please check one)

Guaranteed: FOB cost              or Delivered cost              to SYSCO, or Allowance amount per case/lb             .

SUPC	Manufacturer’s Product Code	UTC Code	Brand/Label	Pack / Size	Product Description	Customer/Supplier Negotiated Cost or Allowance Value to SYSCO before Margin

SCHEDULE 4

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MASTER DISTRIBUTION AGREEMENT

Customer Representations

This document was prepared and based on the following customer assumptions. SYSCO reserves the right to modify the agreement in the event these parameters are not achieved.

Annual Purchase Volume	$ 115 Million

Average Order Size	$ 4,400

Number of Deliveries per week	2.5

Average Sell Price per Piece	$ 24.50

Percentage of SYSCO Brand Purchases To Total Purchases	15%

1. Customer will purchase not less than eighty percent (80%) of Customer’s purchase requirements for each category of Products.

2. Customer will pay all amounts due SYSCO within the payment terms set forth in Section 9.

SCHEDULE 5

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MASTER DISTRIBUTION AGREEMENT

Corporate Customer Allowance

Annual Meeting Allowance

An annual meeting allowance of $150.00 per Red Robin Restaurant per year will be paid to Red Robin’s Corporate Office on an annual basis in February based on all Red Robin Restaurants that SYSCO is selling at 80% and that has been operational for more than 90 days.

Operating Company Customer Incentive

Prompt Payment Incentive

Each Operating Company will offer an incentive allowance based on early payment of each individual customer invoice as listed below:

Invoices paid within 21 days	.15%
Invoices paid within 14 days	.30%
Invoices paid within 9 days	.45%

This incentive will be calculated on all items with the exception of Ecolab, Pepsi, Coca Cola products and the items that are regulated by the State Dairy Commission as listed in Schedule 2. The monthly CPAS Report and the Early Pay Incentive checks will be sent to the Red Robin Corporate office for company units and to the franchise office for the franchise units.

SYSCO Employee

SYSCO will provide a full time employee at the Red Robin Corporate office in Denver to manage the Red Robin/SYSCO account.